EXHIBIT N4

                        CONSENT OF DIRECTOR TO BE ELECTED

                            CONSENT OF DIRECTOR ELECT

         I, Charles Clarkson, hereby consent to act as a director of East Coast Venture Capital, Inc. (the "Company"), effective upon consummation of the public offering of the Company's securities as set forth in the prospectus contained in the registration statement on Form N-2 (File No. 333-58681). I also consent, pursuant Rule 438 under the Securities Act of 1933, as amended, to the reference in the prospectus under the caption "Management".



October 29, 1998                            /s/ CHARLES CLARKSON
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Date                                            Charles Clarkson